As filed with the Securities and Exchange Commission on December 3, 2010

Registration No. 333-168302

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________

FORM S-1/A
(Amendment No. 4)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

HELPEO, INC.
(Exact name of registrant as specified in its charter)

Nevada	7371	27-1699365
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

871 Coronado Center Drive, Suite 200
Henderson, NV 89052
(702) 664-1246
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aspen Asset Management LLC
6623 Las Vegas Blvd South, Suite 255
Las Vegas, NV 89119
(702) 360-0652
 (Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
J. Chris Morgando
Helpeo, Inc.
871 Coronado Center Drive, Suite 200
Henderson, NV 89052

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practical after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, par value $.001 per share	9,000,000	$0.01	$90,000	$6.41 (2)

(1)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our stockholders in a private placement memorandum. The selling stockholders may sell shares of our common stock at a fixed price of $0.01 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.01 has been determined as the selling price based upon the original purchase price paid by the selling stockholders of $0.01. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

(2)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED DECEMBER 3, 2010

PROSPECTUS

HELPEO, INC.

9,000,000 Shares of Common Stock

This prospectus relates to the resale by certain selling security holders of Helpeo, Inc. of up to 9,000,000 shares of common stock held by selling security holders of Helpeo, Inc. (“Company”, “Helpeo” or “us”). We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

The selling security holders will be offering our shares of common stock at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 6 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is December 3, 2010

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.  This prospectus will be updated as required by law.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements.

HELPEO, INC.

Our Business

We were incorporated on January 19, 2010 under the laws of the State of Nevada.

We are a development stage company planning a business of developing software solutions. Helpeo’s first planned commercial marketplace offering is a solution for managing personal and business contact information.  The traditional printed business card is an important part of personal contact and introduction.  Since the dawn of the business card, many have searched for better ways to capture, save, sort, search and share the valuable and often critical information stored on the printed business card.

Our plan is to produce a business card tool to seamlessly deal with the capture, storage and sharing of business card info. The Company’s Smartphone application will be designed to access the user’s phone camera prompting the user to take a picture of a business card and of the person or object that users wish to associate with the card. The service then will give users the option to add text or voice annotations. From there the system automatically will process the information.

Within minutes, the business card information will be automatically stored in an internet-based (referred to as “cloud-based”) storage system and in the virtual address book of the user’s choice, along with the transcribed voice or text notes and pictures.  Helpeo plans to have its service to also capture and store time, date and geo-stamped (location-based) data to further enhance the business card information transaction.  We will then return the user’s pre-loaded contact information to the e-mail address of the providing individual or company.  All of this will happen automatically, which we believe will create a seamless experience for the Helpeo user.

We have incurred losses since our inception. For the period ended September 30, 2010, we generated no revenues and incurred a net loss of $92,393.  At September 30, 2010, we had negative working capital of $393 and an accumulated deficit of $92,393.  To continue our operations and fully carry out our business plan for the next 12 months, we need to raise additional capital. We currently do not have any contracts or commitments for additional funding. We can give no assurance that we will be able to raise such capital on terms acceptable to us, if at all. We have limited financial resources until such time that we are able to generate positive cash flow from operations.

We are a non-reporting company whose stock is not traded. We intend to begin discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus.   We are registering shares of our common stock for resale pursuant to this prospectus in order to allow the selling stockholders to sell their holdings in the public market and to begin developing a more liquid public market for our securities to be able to seek public financing and business development opportunities in the future, although we currently do not have any contracts or commitments for any public financing or business development opportunities. Our management would like a more liquid public market for our common stock to develop from shares sold by the selling stockholders.  No assurances can be given that our common stock will be approved for quotation on the on the Over-The-Counter Bulletin Board or that a more liquid public market will develop.

Our principal offices are located at 871 Coronado Center Drive Suite 200, Henderson, NV 89052,  telephone (702) 664-1246.

The Offering

Common stock offered by selling stockholders	9,000,000 shares.

Shares outstanding prior to and after the offering	29,000,000 shares as of December 3, 2010.

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

Summary financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

Balance Sheet	As of September 30, 2010 (unaudited)
Total Assets	$ 3,248
Total Liabilities	$ 3,641
Stockholders Equity (Deficit)	$ (393)
Income Statement	Period from inception (January 19, 2010) to September 30, 2010 (unaudited)
Revenue	-
Total Expenses	$ 92,393
Net Loss	$ (92,393)

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We have a short operating history and have not produced revenues.  This makes it difficult to evaluate our future prospects and increases the risk that we will not be successful.

We have a short operating history with our current business model, which involves the development, marketing and distribution of a management tool for personal and business contact information.  We have a very limited operating history for you to evaluate in assessing our future prospects.   We are still considered a development stage company.  Our operations since we entered the development stage have not produced revenues, and may not produce significant revenues in the near term, or at all, which may harm our ability to obtain additional financing and may require us to reduce or discontinue our operations.  You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a new and rapidly evolving industry.  We may not be able to successfully address these risks and difficulties, which could significantly harm our business, operating results, and financial condition.

We have a history of losses which may continue, which may negatively impact our ability to achieve our business objectives.

We incurred net losses of $92,393 for the period ended September 30 , 2010. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future.  Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

If we are unable to obtain additional funding our business operations will be harmed and if we do obtain additional financing our then existing stockholders may suffer substantial dilution.

We require additional funds to sustain our operations and institute our business plan. Even if we do receive additional financing, it may not be sufficient to sustain or expand our development operations or continue our business operations.

We do not have any contracts or commitments for additional funding, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our development plans or cease our business operations. Any additional equity financing may involve substantial dilution to our then existing stockholders.

We face strong competition from other software development companies.

We compete against numerous competitors and others in the business, many of which are larger and have greater financial resources and better access to capital markets than us. We also compete with other owners and operators for buyers of the products we manufacture.

There can be no assurance that any competitors will not develop and offer products similar or even superior to, the products which we offer. Such competitiveness is likely to bring both strong price and quality competition to the sale of our products. This will mean, among others things, increased costs in the form of marketing and customer services, along with a reduction in pricing in sales. Generally, this will have a significant negative effect on our business.

We believe that our ability to compete successfully in our market depends on a number of factors, including market presence, the adequacy of our customer support services, our competitors, our referral sources, and industry and general economic trends. There can be no assurance that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully.

Our lack of diversification will increase the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our current business focuses on one product in the business solution software market. Larger companies have the ability to manage their risk by diversification. However, we currently lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting our industry in which we operate, than we would if our business were more diversified, enhancing our risk profile.

If we fail to successfully introduce new products, we may lose market position.

New products, product improvements, line extensions or new packaging will be an important factor in our sales growth. If we fail to identify emerging consumer and technological trends, to maintain and improve the competitiveness of our existing products or to successfully introduce new products on a timely basis, we may lose market position. Continued product development and marketing efforts have all the risks inherent in the development of new products and line extensions, including development delays, the failure of new products and line extensions to achieve anticipated levels of market acceptance and the cost of failed product introductions.

Our continued success depends on our ability to protect our intellectual property. The failure to do so could impact our profitability and stock price.

Our success depends, in part, on our ability to obtain and enforce patents, maintain trade-secret protection and operate without infringing on the proprietary rights of third parties. Litigation can be costly and time consuming. Litigation expenses could be significant. In addition, we may decide to settle legal claims, including certain pending claims, despite our beliefs on the probability of success on the merits, to avoid litigation expenses as well as the diversion of management resources. Our competitors may independently develop similar or superior products or technologies, duplicate our designs, trademarks, processes or other intellectual property or design around any processes or designs on which we may obtain patents or trademark protection. In addition, it is possible that third parties may have or acquire other technology or designs that we may use or desire to use, so that we may need to acquire licenses to, or to contest the validity of, such third-party patents or trademarks. Such licenses may not be made available to us on acceptable terms, if at all, and we may not prevail in contesting the validity of such third-party rights.

In addition to patent and trademark protection, we also protect trade secrets, know-how and other confidential information against unauthorized use by others or disclosure by persons who have access to them, including our employees, through contractual arrangements. These agreements may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. If we are unable to maintain the proprietary nature of our technologies, we may lose market share to competing products using the same or similar technology.

Litigation brought by third parties claiming infringement of their intellectual property rights or trying to invalidate intellectual property rights owned or used by us may be costly and time consuming.

We may face lawsuits from time to time alleging that our products infringe on third-party intellectual property, and/or seeking to invalidate or limit our ability to use our intellectual property. If we become involved in litigation, we may incur substantial expense defending these claims and the proceedings may divert the attention of management, even if we prevail. An adverse determination in proceedings of this type could subject us to significant liabilities, allow our competitors to market competitive products without a license from us, prohibit us from marketing our products or require us to seek licenses from third parties that may not be available on commercially reasonable terms, if at all.

If we are unable to retain senior executives and other qualified professionals, including sales and marketing personnel, our growth may be hindered, which could negatively impact our results of operations.

Our success depends to a significant extent upon the continued services of J. Chris Morgando, our Founder, Chief Executive Officer and Director. Loss of the services of Mr. Morgando would have a material adverse effect on our growth, revenues, and prospective business. We have not obtained key-man insurance on the life of Mr. Morgando.  In order to successfully implement and manage our business plan, we will be dependent upon, among other things, our ability to attract, hire, train and retain qualified managerial, sales and marketing personnel.  Our results of operations could be materially and adversely affected if we are unable to attract, hire, train and retain qualified personnel.  The loss of any member of the management team could have a material adverse effect on our business, results of operations and financial condition.

Our resources may not be sufficient to manage our expected growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our anticipated future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems.

If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to perform our services and maintain our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially adversely affected. As with all expanding businesses, the potential exists that growth will occur rapidly. If we are unable to effectively manage this growth, our business and operating results could suffer. Anticipated growth in future operations may place a significant strain on management systems and resources. In addition, the integration of new personnel will continue to result in some disruption to ongoing operations. The ability to effectively manage growth in a rapidly evolving market requires effective planning and management processes. We will need to continue to improve operational, financial and managerial controls, reporting systems and procedures, and will need to continue to expand, train and manage our work force.

Our officers and director own a substantial interest in our voting stock and will have a significant voice in our management.

Our officers and directors, in the aggregate, beneficially own or control the votes of approximately 62% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to influence substantially all matters submitted to our stockholders for approval, including:

•	election of our board of directors;
•	removal of any of our directors;
•	amendment of our certificate of incorporation or bylaws; and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us

As a result of their ownership and positions, our director and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our director or executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Our officers and director’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Common Stock:

Our common stock is not currently traded on the OTC Bulletin Board and there is no guarantees that a market maker will submit an application for our common stock to be traded on the OTC Bulletin Board which would limit the ability of stockholders to sell their securities in the secondary market.

Our common stock is currently not traded on the OTC Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market and which may have an adverse material effect on our company.

You may have difficulty trading and obtaining quotations for our common stock.

Our common stock may not be actively traded, and the bid and asked prices for our Common Stock on the Over-the-Counter Bulletin Board if a market maker successfully applies thereto, may fluctuate widely. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of our common stock, and would likely reduce the market price of our common stock and hamper our ability to raise additional capital.

The market price of our common stock may, and is likely to continue to be, highly volatile and subject to wide fluctuations.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

·
dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

·	quarterly variations in our revenues and operating expenses;

·	changes in the valuation of similarly situated companies, both in our industry and in other industries;

·	changes in analysts’ estimates affecting our company, our competitors and/or our industry;

·	changes in the accounting methods used in or otherwise affecting our industry;

·	additions and departures of key personnel;

·	announcements of technological innovations or new products available to the personal protective equipment industry;

·	fluctuations in interest rates and the availability of capital in the capital markets; and

·	significant sales of our common stock, including sales by the selling stockholders in this prospectus and/or future investors in future offerings we expect to make to raise additional capital.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operations and financial condition.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant.

Efforts to comply with recently enacted changes in securities laws and regulations will increase our costs and require additional management resources, and we still may fail to comply.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on their internal controls over financial reporting in their annual reports on Form 10-K. In addition, the independent registered public accounting firm auditing our financial statements must attest to the effectiveness of our internal controls over financial reporting. The attestation requirements by our independent registered public accounting firm are not presently applicable to us but we will become subject to these requirements for the year ended December 31, 2010.  If we are unable to conclude that we have effective internal controls over financial reporting or if our independent registered public accounting firm is unable to provide us with a report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. To date, we do not believe that we have obtained the necessary expertise to comply with Section 404(a) of the Sarbanes-Oxley Act of 2002 and we may not have the resources to obtain expertise or to ensure compliance.

Our common stock is not currently traded, and you may be unable to sell at or near ask prices or at all if you need to sell or liquidate a substantial number of shares at one time.

Our common stock is not currently traded, but if it should be granted a symbol and allowed to trade on the OTCBB, the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

Stockholders should be aware that, according to Commission Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission (“SEC”) has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

·	that a broker or dealer approve a person's account for transactions in penny stocks; and

·	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

·	obtain financial information and investment experience objectives of the person; and

·
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

 The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

·	sets forth the basis on which the broker or dealer made the suitability determination; and

·	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock from the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares of our common stock at a fixed price of $0.01 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.01 has been determined as the selling price based upon the original purchase price paid by the selling stockholders of $0.01.  We intend to apply to the OTC Bulletin Board through a market maker for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Securities

There is currently no market for our securities.

Holders

As of December 3, 2010, we had 36 holders of our common stock.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors.   We do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Equity Compensation Plan Information

None.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus.  This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this prospectus.

Some of the information in this registration statement on Form S-1 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;
•	contain projections of our future results of operations or of our financial condition; and
•	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Description of Business” and elsewhere in this prospectus.

Overview

We were recently incorporated on January 19, 2010 in the State of Nevada, we have no subsidiaries.  We have not begun operations and we have not generated any revenue.  We intend to commence operations as a software development company. We will be engaged in the business of providing software solutions for business.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve (12) months. Our auditors’ opinion is based on the uncertainty of our ability to establish profitable operations. The opinion results from the fact that we have not generated any revenues.  Accordingly, we must raise cash from sources other than operations to fund the implementation of our business plan and the development of mobile business card application tool. Our only other source for cash at this time is investments by others in our Company.

The Company’s ability to commence operations is entirely dependent upon our ability to raise additional capital.  If we cannot raise additional capital, we will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues in the future.  If we do not produce sufficient cash flow to support its operations over the next 12 months, the Company will need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue and any investment made by an investor would be lost in its entirety.

After receipt of sufficient financing (see Liquidity and Capital Resources below for funding needs), the goal of our business plan is to have our mobile business card application tool ready for commercial sales within 12 months after which time we expect to begin generating revenue. To achieve this, we must fully design and then program the code for our product. After this, we must test our product for function and reliability. After our product is commercially ready, we must engage in a sales and marketing program to successfully create the sales to generate a revenue stream derived from our product.

Assuming receipt of sufficient financing by December 31, 2010, we project the 12 month timeline for the completion dates of the various stages of our business plan to be as follows:

Business Stage	Anticipated Date of Completion

Product Design	02/28/2011
Product Development and Programming	08/31/2011
Product Testing and Quality Assurance	10/31/2011
Close of Beta Product Release	11/30/2011
Product Commercial Launch	01/01/2012

Results of Operations

The following discussion of the financial condition and results of operations should be read in conjunction with the financial statements included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

Period from inception on January 19, 2010 to September 30 , 2010

Revenue

No revenue was generated for the period ended September 30 , 2010. During this time, we were mainly focused on corporate organization and research and development of our products.

Expenses

Our total expenses for the period ended September 30, 2010 were $ 92,393 for office and general operating expenses.

Net Loss

For the period ended September 30, 2010, we incurred a net loss of $ 92,393 ($0.01 per share of common stock) as a result of the foregoing.

Liquidity and Capital Resources

As of September 30, 2010, we had negative working capital of $393, resulting primarily from proceeds from the sale of common stock. To date, cash provided by financing activities totaled $92,000 primarily from the issuance of common stock.

With sufficient financing, we expect that it will require up to 12 months to design, program and develop our software solution for mobile business card application tool to be ready for commercial sales. We expect this phase to require up to $500,000 in investment capital to pay for the personnel required to produce such a product and general overhead costs of management and equipment, including costs of being a public company such as accounting and legal expenses.

Of the required $500,000 in investment financing, we expect that the use of proceeds will be in the following manner:

Amount	Usage

$45,000	Company website design and development
$60,000	Product design and development of mobile client for Android and Blackberry
$40,000	Development of Product back-end database and application programming interface (api)
$50,000	Offsite labor management systems
$160,000	General and Administrative costs
$20,000	Product Testing and Quality Assurance
$80,000	Marketing and Public Relations
$45,000	Public company reporting obligations

Once our product is ready for the commercial market, we expect to require additional capital investment of up to $500,000 to pay for personnel in product sales, support, and marketing.

We have sufficient funds to conduct our proposed operations for approximately three to six months, but not for 12 months or more.  There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

If we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

We presently do not have any available credit, bank financing or other external sources of liquidity. Due to our brief history and historical operating losses, our operations have not been a source of liquidity. We will need to obtain additional capital in order to develop operations and become profitable. In order to obtain capital, we may need to sell additional shares of common stock or borrow funds from private lenders pursuant to instruments which are junior to our outstanding secured debt instruments. There can be no assurance that we will be successful in obtaining additional funding.

We will still need additional financing in order to continue operations. Additional financings are being sought, but we cannot guarantee that we will be able to obtain such financings.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the low trading price of our common stock and a downturn in the U.S. stock and debt markets is likely to make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail or cease our operations.

Critical Accounting Policies

Financial Reporting Release No. 60, published by the SEC, recommends that all companies include a discussion of critical accounting policies used in the preparation of their financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates.

We believe that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our results of operations, financial position or liquidity for the periods presented in this report.

The accounting policies identified as critical are as follows:

Development Stage Company

We are considered a development stage company as defined by ASC 915 “Development Stage Entities,” as we have no principal operations or revenue from any source.  Operations from the inception of the development stage have been devoted primarily to strategic planning, raising capital and developing revenue-generating opportunities through the acquisition and development of our patents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements.  Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider financial instruments with an original maturity date of three months or less to be cash equivalents.

Income Taxes

We recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are recognized, net of a valuation allowance, for the estimated future tax effects of deductible temporary differences and tax credit carry-forwards.  A valuation allowance against deferred tax assets is recorded when, and if, based upon available evidence, it is more likely than not that some or all deferred tax assets will not be realized.

There are no unrecognized tax benefits at May 31, 2010. Our policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.  There is no accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest expense recognized during the year.  We have determined we have no uncertain tax positions at May 31, 2010.

Net Loss per Common Share

Basic loss per share (“EPS”) is computed by dividing the net loss attributable to the common stockholders (the numerator) by the weighted average number of shares of common stock outstanding (the denominator) during the reporting periods.  Diluted loss per share is computed by increasing the denominator by the weighted average number of additional shares that could have been outstanding from securities convertible into common stock, such as stock options and warrants (using the “treasury stock” method), unless their effect on net loss per share is antidilutive.  The effect of computing diluted loss per share is antidilutive and, as such, basic and diluted loss per share is the same.

Recently Issued Accounting Pronouncements

In May 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-19 (ASU 2010-19), Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-17 (ASU 2010-17), Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition.  The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted.  If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption.  The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-13 (ASU 2010-13), Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-09 (ASU 2010-09), Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements.  This amendment addresses both the interaction of the requirements of this Topic with the SEC’s reporting requirements and the intended breadth of the reissuance disclosure provision related to subsequent events (paragraph 855-10-50-4).  All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.  The Company does not expect the provisions of ASU 2010-09 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, Improving Disclosures about Fair Value Measurements, which requires entities to disclose separately the amount and reasons behind significant transfers in and out of Levels 1 and 2, disclose the fair value measurements for each class of assets and liabilities and disclose the inputs and valuation techniques used to measure both recurring and nonrecurring activities under Levels 2 and 3.  The new disclosure requirements are effective for interim and annual reporting periods beginning after December 15, 2009.  The ASU also requires that reconciliations for fair value measurements using significant unobservable inputs (Level 3) should separately present significant information on a gross basis. This Level 3 disclosure requirement is effective for fiscal years beginning after December 14, 2010.  The adoption of the provisions of ASU 2010-06 is not expected to have a material impact on the Company’s financial statements.

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements.  This update changed the accounting model for revenue arrangements that include both tangible products and software elements.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted.  The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements.  This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances under existing US GAAP.  This amendment has eliminated that residual method of allocation.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

Management does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have an effect on the accompanying consolidated financial statements.

DESCRIPTION OF BUSINESS

Overview

We were incorporated on January 19, 2010 under the laws of the State of Nevada.

We are a development stage company planning a business of developing software solutions. Helpeo’s first planned commercial marketplace offering is a solution for managing personal and business contact information.  The traditional printed business card is an important part of personal contact and introduction.  Since the dawn of the business card, many have searched for better ways to capture, save, sort, search and share the valuable and often critical information stored on the printed business card.

Our plan is to produce a business card tool to seamlessly deal with the capture, storage and sharing of business card info. The Company’s Smartphone application will be designed to access the user’s phone camera prompting the user to take a picture of a business card and of the person or object that users wish to associate with the card. The service then will give users the option to add text or voice annotations. From there the system automatically will process the information.

Within minutes, the business card information will be automatically stored in an internet-based (referred to as “cloud-based”) storage system and in the virtual address book of the user’s choice, along with the transcribed voice or text notes and pictures.  Helpeo plans to have its service to also capture and store time, date and geo-stamped (location-based) data to further enhance the business card information transaction.  We will then return the user’s pre-loaded contact information to the e-mail address of the providing individual or company.  All of this will happen automatically, which we believe will create a seamless experience for the Helpeo user.

We have incurred losses since our inception. For the period ended September 30, 2010, we generated no revenues and incurred a net loss of $92,393.   At September 30, 2010, we had negative working capital of $393 and an accumulated deficit of $92,393.    To continue our operations and fully carry out our business plan for the next 12 months, we need to raise additional capital. We currently do not have any contracts or commitments for additional funding. We can give no assurance that we will be able to raise such capital on terms acceptable to us, if at all. We have limited financial resources until such time that we are able to generate positive cash flow from operations.

We are a non-reporting company whose stock is not traded. We intend to begin discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus.  We are registering shares of our common stock for resale pursuant to this prospectus in order to allow the selling stockholders to sell their holdings in the public market and to begin developing a more liquid public market for our securities to be able to seek public financing and business development opportunities in the future, although we currently do not have any contracts or commitments for any public financing or business development opportunities. Our management would like a more liquid public market for our common stock to develop from shares sold by the selling stockholders.  No assurances can be given that our common stock will be approved for quotation on the on the Over-The-Counter Bulletin Board or that a more liquid public market will develop.

Product Status

Our mobile business card application tool is in the initial stages of design and development. We have assessed the market opportunity and designed the features and functionality of a software solution to address that need. Our next steps will be to design and program the code to create such a software solution.

Principal Markets

Our plan is to sell our mobile business card application tool to the individual consumer and businesses via the internet and mobile phone applications. Our sales models include, but are not limited to, monthly service plans, free trial offers which we would hope to convert to paying customers, and viral referrals from existing users which is a feature of the planned architecture of the product. We plan to market our product and brand at trade shows and conventions, and employ internet marketing and advertising. Other methods of generating customers and revenues are banner ad conversions, service level upgrades, and partnerships to create white label products.

Research and Development

On the heels of the mobile business card application tool, the Company also plans to diversify its service offerings into several related and useful areas.  While utilizing the ever-increasing capabilities of Smartphones, Helpeo will be expanding to include services such as expense receipt management, dictation and transcription services as well as powerful agenda, datebook and calendar management tools.  The Company’s architecture and offerings will create extreme competitive advantages that will be punctuated by high-portability, extreme accuracy and zero effort for the user.  In addition, Helpeo will continue to incorporate many other needed services that can be accessed via mobile device, laptop or desktop.

Intellectual Property

Helpeo has no patents or other protection for its intellectual property, and will rely on corporate secrecy for protection for the foreseeable future.

Competition

The market for business software is highly competitive. It includes increasing competition from established companies who are expanding their production and marketing of performance products, as well as from frequent new entrants to the market. We will initially rely on the unique features and applications of our product to gain entrance to the marketplace.

Employees

As of December 3, 2010, we had one employee, our President.  We rely on consultants and partners for various activities, including design, manufacturing and marketing.

DESCRIPTION OF PROPERTIES

We maintain our principal office at 871 Coronado Center Drive, Suite 200, Henderson, NV 89052. Our telephone number is (702) 664-1246. We believe that our existing facilities are suitable and adequate to meet our current business requirements.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Below are the names and certain information regarding our executive officers and directors:

Names:	Ages	Titles:	Board of Directors
J. Chris Morgando	45	President, CEO, Principal Accounting Officer, Treasurer and Secretary	Director

Wendell Brown	49		Director

Dustin M. Lewis	35		Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are three seats on our Board of Directors. Biographical resumes of each officer and director are set forth below.

J. CHRIS MORGANDO is the Company’s President, CEO, Treasurer and Secretary and is therefore responsible for the day to day management of the Company, administrative functions, corporate filings and strategic evolution of its business.

Relevant Experience

2010- present	CEO Helpeo, Inc.

2007-2010	President Cinemax Digital, Inc.

2002-2007	Technology Consultant Self Employed

2000-2002	Operations Wynn Resorts, Las Vegas

1990-2000	Guest Services Manager Mirage Resorts, Las Vegas

Chris Morgando has been involved in emerging technology for over a decade as investor, director, founder and corporate identity manager for many successful ventures. Chris currently sits on several boards of technology companies, including RESAAS Services Inc., a high-end web and mobile-based communication tool for real estate executives He also serves as a director of Itiva Digital Media, a high-end asset solution for mass audience delivery of live broadcast content over the Internet. Previously, Mr. Morgando served as CEO of CinematX Digital Inc., which successfully built and licensed several technologies including a powerful recommender and inference engine that is currently being used by TinyMassive Technologies (CNSX-TNY), an online comparison engine and retail site. Previous ventures include many start-up technology companies in which he had performed successfully as angel investor and advisor including Teleo, Inc., a VoIP system for desktop and laptop Internet telephony. Microsoft acquired Teleo, Inc. in 2005.

WENDELL BROWN ~ Director

Relevant Experience

May 2010 – current:	Co-founder and Chairman of Helpeo Inc.
May 2009 – current:	Co-founder and Chairman of Callspark Inc.
Aug 2006 – Dec 2007:	Co-founder and Chairman of Vieweo Inc.
Aug 2005- Aug 2006:	Consultant to Microsoft
Jan 2004-Aug 2005:	Co-founder and Chairman of Teleo Inc. (acquired by Microsoft)
Dec 2001-July 2003:	Co-founder and Chairman of Liveops, Inc.
Jan 1999-June 2001:	Co-founder and Chairman of eVoice Inc. (acquired by AOL-Time-Warner)

Wendell Brown has a 30-year track record as a successful entrepreneur, visionary investor, and technological guru. As a computer scientist and entrepreneur, he is best known for his innovations in telecommunications and his early work in video game design. Wendell wrote and designed several best-selling video games for Imagic video games, including Star Wars for Colecovision, Beauty and the Beast (for Mattel’s Intellivision), NovaBlast (Intellivision), and Moonsweeper (Intellivision). Wendell went on to create and develop the well-known eVoice voicemail platform, the first large-pioneered techniques such as voicemail-to-email and visual voicemail, innovations later deployed by Google Voice and Apple. eVoice supplied white-label voicemail solutions to AT&T, MCI, AOL, as well as many regional companies. eVoice was acquired by AOL Time-Warner in 2001 and became part of the AOL voice services group. As co-founder, CTO and chairman of LiveOps, Inc., starting in 2001, he was the key inventor of the “work-at-home call center agent” industry. Liveops has become the largest outsourced work-at-home call center in the world with more than 20,000 work-at-home agents.  In 2004, Wendell co-founded and chaired Teleo, Inc., a VoIP system that enabled desktop and laptop PC users to send and receive phone calls over the Internet. Teleo was acquired by Microsoft in 2005. Wendell has also been an angel investor in various other successful startups including Ironport (acquired by Cisco in 2006), ADISN, and more. Wendell has more than 20 U.S. and international patent applications issued or pending in the fields of telecommunications, electric car technology, and online music distribution.

DUSTIN M LEWIS - Director

Relevant Experience

1996-Present	Partner with the firm of LL Bradford & Company CPAs

2007-2008	CFO with Frias Holding Company (wholly owns 5 cab companies in Las Vegas, NV).

Mr. Lewis brings to the Board of Directors his many years in public accounting practice and practical financial management.

Dustin Lewis is a former Chief Financial Officer of the largest taxicab and Transportation Company in Las Vegas, Nevada with annual revenues of approximately $100 million.  Previously, Mr. Lewis provided various consulting and advisory services to publicly and privately held companies that had annual revenue from startup to approximately $500 million.  In addition, Mr. Lewis served as an Engagement Partner for attestation services provided to public companies listed on national exchanges or NASDAQ as well as assisting public companies to prepare SEC filings (i.e. 10-K’s and 10-Q’s).  Dustin has also performed merger and acquisition due diligence for various public and private companies.  In addition, he has assisted companies to solicit bank financing, investor capital and venture capital as well as helping business owners through the process of evaluating and selling their companies.  Among other things, Mr. Lewis has designed and implemented systems of accounting; facilitated strategic planning related to company expansion and provided recommendations to improve internal controls, internal flow of information and operations.  Mr. Lewis excels in gross profit analysis for product related companies to improve profitability while also developing and implementing cost cutting measures for companies with declining revenue.  Mr. Lewis is also an expert in fraud detection and prevention analysis.

Board Committees and Independence

We are not required to have any independent members of the Board of Directors. The board of directors has determined that Mr. Morgando has a relationship which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is not an “independent director” as defined in the Marketplace Rules of The NASDAQ Stock Market.  As we do not have any board committees, the board as a whole carries out the functions of audit, nominating and compensation committees, and such “independent director” determination has been made pursuant to the committee independence standards.

EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the last two completed fiscal years exceeded $100,000:

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
J. Chris Morgando	2010	$0	--	--	--	--	--	--	$0

Option/SAR Grants

None.

Stock Option Plans

None.

Employment Agreements

None

Director Compensation

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than listed below, during the period since inception (January 19, 2010), there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common or preferred stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

As of May 31, 2010, the Company owed a total of $5,082, including principle and interest to Horizon Ridge Capital, Inc., a Company stockholder, in the form of an unsecured note payable. The loan bears 5% interest and is due on February 11, 2011. The loan was paid in full in June 2010.

During the start-up of the Company, $1,200 was advanced to our President J. Chris Morgando for the purpose of paying initial organizational costs on behalf of the Company. The costs included filing fees, telephone service, mailbox, logo development and website set-up.  As of September 30, 2010, $460.16 of the $1,200 had not been used and was redeposited into the Company bank account in November 2010; therefore no amounts of the advance remain outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of December 3, 2010.

•	By each person who is known by us to beneficially own more than 5% of our common stock;
•	By each of our officers and directors; and
•	By all of our officers and directors as a group.

NAME AND ADDRESS OF OWNER (1)	TITLE OF CLASS	NUMBER OF SHARES OWNED (2)	PERCENTAGE OF CLASS PRIOR TO/AFTER OFFERING (3)
J. Chris Morgando (4)	Common Stock	13,000,000	44.83%

Wendell Brown	Common Stock	5,000,000	17.24%

Horizon Ridge Capital Inc.	Common Stock	4,500,000	15.5%

TM Holdings	Common Stock	2,000,000	6.90%

All Directors and Officers as a group	Common Stock	18,000,000	62.07%

(1) Unless otherwise noted, the mailing address of each beneficial owner is 871 Coronado Center Drive, Suite 200, Henderson, NV 89052.

(2) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 3, 2010 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3) Percentage based upon 29,000,000 shares of common stock issued and outstanding as of December 3, 2010.

(4) Includes 8,000,000 shares of common stock held by Paladin Ventures LLC, for which Mr. Morgando is the natural person with voting and investment control over the shares held by this entity.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 common shares, of which 29,000,000 are issued and outstanding as of December 3, 2010.

Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Preferred Stock

We are not authorized to issue shares of preferred stock.

Options

We have no outstanding options.

Warrants

None.

 Convertible Securities

None.

Transfer Agent

The transfer agent for our stock is Quicksilver Stock Transfer, 6623 Las Vegas Blvd South, Suite 255, Las Vegas, NV 89119.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws, as amended, provides to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director's or officer's fiduciary duty. The effect of these provisions of our Articles of Incorporation and Bylaws, as amended, is to eliminate our rights and our stockholders (through stockholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation and Bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

Each Selling Shareholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices.  A Selling Shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and, in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We will pay certain fees and expenses incurred by us incident to the registration of the shares.

The Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder, unless an exemption therefrom is available.

The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

SELLING STOCKHOLDERS

The following table sets forth the common stock ownership of the selling stockholders as of December 3, 2010. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years. None of the selling stockholders are registered broker dealers or affiliates of registered broker dealers.

	Beneficial Ownership Prior to this Offering (1)				Beneficial Ownership After this Offering (2)
Selling Stockholder	Number of Shares	Percent of Class	Shares That May be Offered and Sold Hereby		Number of Shares	Percent of Class
J Walker Clark Jr.	20,000	*	20,000	*	0	0%
Charles L. Corzine	20,000	*	20,000	*	0	0%
Deaver M. Corzine	20,000	*	20,000	*	0	0%
Gray Crampton	20,000	*	20,000	*	0	0%
Jeff Crampton	20,000	*	20,000	*	0	0%
Celeste Cunningham	20,000	*	20,000	*	0	0%
John David Cunnimgham	20,000	*	20,000	*	0	0%
Thomas Deason	20,000	*	20,000	*	0	0%
Ryan Dornbush	20,000	*	20,000	*	0	0%
Shawn Elfberg	20,000	*	20,000	*	0	0%

Horizon Ridge Capital Inc. (3)	4,500,000	15.5%	4,500,000	15.5%	0	0%
Cynthia Hostetler	20,000	*	20,000	*	0	0%
Heath A. Hostetler	20,000	*	20,000	*	0	0%
Jennifer Hostetler	20,000	*	20,000	*	0	0%
Mark Hostetler	20,000	*	20,000	*	0	0%
Justin A. Jackson	20,000	*	20,000	*	0	0%
Carrie Morgan	20,000	*	20,000	*	0	0%
John P. Morgando (4)	20,000	*	20,000	*	0	0%
Patrick O’Laughlin	20,000	*	20,000	*	0	0%
Dina Pitts Clark	20,000	*	20,000	*	0	0%
Bart Rendel	20,000	*	20,000	*	0	0%
Renee Saliba	20,000	*	20,000	*	0	0%
Nicholas Joe Sandoval	20,000	*	20,000	*	0	0%
Ronald Tulak	20,000	*	20,000	*	0	0%
David Vincent	20,000	*	20,000	*	0	0%
Patrick Warner and Kim Sperow War	20,000	*	20,000	*	0	0%
Dawn D. Riddle Ltd. (5)	500,000	1.72%	500,000	1.72%	0	0%
Dawn D. Riddle	500,000	1.72%	500,000	1.72%	0	0%
Fauscom Investments Ltd. (6)	1,000,000	3.45%	1,000,000	3.45%	0	0%
Pheonix Enterprises (7)	500,000	1.72%	500,000	1.72%	0	0%
Silverstone Capital Inc. (8)	500,000	1.72%	500,000	1.72%	0	0%
The Snowmass Trust Corporation (9)	1,000,000	3.45%	1,000,000	3.45%	0	0%
Totals	9,000,000	31.0%	9,000,000	31.0%	0	0%

* Less than 1%.

(1)	Percentage calculated on the basis of 29,000,000 shares of common stock outstanding on December 3, 2010.

(2)
Percentage calculated on the basis of 29,000,000 shares of common stock outstanding upon the completion of this offering and assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligations known to us to sell any shares of common stock at this time.

(3)	The control person for this entity is Kevin O’Neill.
(4)	Mr. Morgando is the father of our Chief Executive Officer and Director J. Chris Morgando.
(5)	The control person for this entity is Dawn D. Riddle.
(6)	The control person for this entity is Concepcion Mabanta.
(7)	The control person for this entity is Christina Mabanta.
(8)	The control person for this entity is Ray Cottrel.
(9)	The control person for this entity is Alan Shinderman.

INTERESTS OF NAMED EXPERTS AND COUNSEL

De Joya Griffith & Company LLC, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements as of May 31, 2010 for the period then ended from inception at January 19, 2010 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on their expertise in accounting and auditing. Scott D. Olson, Esq., Lake Oswego, OR will issue an opinion with respect to the validity of the shares of common stock being offered hereby.  Neither De Joya Griffiths & Company LLC or Scott D. Olson, Esq., have been employed by us on a contingent basis with respect to the sale or registration under this prospectus of the securities to be sold by the Selling Stockholders, and neither owns a substantial interest in us.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act.  We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus.  For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

INDEX TO FINANCIAL STATEMENTS
HELPEO, INC.
(A DEVELOPMENT STAGE COMPANY)

1.   Audited financial statements for the period from inception (January 19, 2010) to May 31, 2010

2.   Unaudited financial statements for the three months ended September 30, 2010:

25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Helpeo, Inc.
Henderson, Nevada

We have audited the accompanying balance sheet of Helpeo, Inc. (A Development Stage Company) as of May 31, 2010, and the statements of operations, stockholders’ equity and cash flows from Inception (January 19, 2010) through May 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Helpeo, Inc. (A Development Stage Company) as of May 31, 2010, and the results of its operations and cash flows from Inception (January 19, 2010) through May 31, 2010, in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and the Company has not generated any revenue since inception, which all raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
June 23, 2010

Helpeo, Inc.
(A Development Stage Company)
Balance Sheet

May 31, 2010
ASSETS

Current assets
Cash	$32,527
Receivable - related party	898
Deferred offering costs	63,000
Prepaid expenses	69
Total current assets	96,494

Total assets	$96,494

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$1,082
Notes payable - related party	5,000
Total current liabilities	6,082

Total liabilities	6,082

Stockholders' equity
Common stock; $0.001 par value; 100,000,000 shares authorized,
5,000,000 shares issued and outstanding at 05/31/10	5,000
Additional paid-in capital	45,000
Stock payable	42,000
Accumulated deficit during the development stage	(1,588)
Total stockholders' equity	90,412

Total liabilities and stockholders' equity	$96,494

The accompanying notes are an integral part of these financial statements.

Helpeo, Inc.
(A Development Stage Company)
Statement of Operations

From
Inception (January 19, 2010) to
May 31, 2010

Expenses
General and administrative	$1,506
Total expenses	1,506
Loss from operations	(1,506)

Interest expense	(82)

Net loss	$(1,588)

Net loss per common share - basic	$(0.00)

Weighted average common shares outstanding - basic	3,439,306

The accompanying notes are an integral part of these financial statements.

Helpeo, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity

							Total
	Common Stock		Additional	Stock Payable		Accumulated	Stockholders'
	Shares	Amount	Paid-in Capital	Shares	Amount	Deficit	Equity
Balance, Inception	-	$-	$-	-	$-	$-	$-
(January 19, 2010)

Issuance of stock to founders for cash	-	-	-	20,000,000	2,000	-	2,000
$0.0001 per share

Issuance of stock pursuant to private placement	5,000,000	5,000	45,000	-	-	-	50,000
$0.01 per share

Issuance of stock pursuant to private placement	-	-	-	4,000,000	40,000	-	40,000
$0.01 per share

Net loss	-	-	-	-	-	(1,588)	(1,588)

Balance, May 31, 2010	5,000,000	$5,000	$45,000	24,000,000	$42,000	$(1,588)	$90,412

The accompanying notes are an integral part of these financial statements.

Helpeo, Inc.
(A Development Stage Company)
Statement of Cash Flows

From
Inception (January 19, 2010) to
May 31, 2010

Cash flows from operating activities:
Net loss	$(1,588)
Adjustments to reconcile net (loss) to net
cash (used) by operating activities:
Depreciation and amortization	-
Changes in operating assets and liabilities:
Deferred offering costs	(63,000)
Prepaid expenses	(69)
Receivable - related party	(898)
Accounts payable and accrued liabilities	1,082
Net cash used by operating activities	(64,473)
(63,575)
Cash flows from financing activities:
Proceeds from notes payable-related party	5,000
Proceeds from notes payable	40,000
Principal payments on notes payable	(40,000)
Proceeds from sale of common stock	92,000
Net cash provided by financing activities	97,000

Net change in cash	32,527

Cash, beginning of period	-

Cash, end of period	$32,527

Supplemental disclosure of cash flow information:
Interest paid	$-
Taxes paid	$-

The accompanying notes are an integral part of these financial statements.

Helpeo, Inc.
(A Development Stage Company)
Notes to Financial Statements

1.           DESCRIPTION OF BUSINESS

Helpeo, Inc. (the “Company”) was incorporated in the state of Nevada on January 19, 2010 for the purpose of developing a suite of mobile productivity solutions. Helpeo’s first offering will be a tool for managing a user’s personal and business contact information.

The traditional business card is an important part of personal and business relationships and the Company is developing a better way to capture, save, sort, search and share the valuable information stored on the printed business card.

2.           GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a net loss of $1,588 from inception, January 19, 2010 to May 31, 2010.

These conditions give rise to substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock as may be required and ultimately to attain profitability.

Management’s plan, in this regard, is to raise financing of approximately $1,000,000 through a combination of equity and debt financing. Management believes this amount will be sufficient to finance the continuing development for the next twelve months. However, there is no assurance that the Company will be successful in raising such financing.

3.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company - The Company’s financial statements are presented as a company in the development stage of business.  Activities during the development stage primarily include implementation of the business plan and obtaining debt and/or equity related financing. The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents - Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper that are readily convertible into cash and purchased with original maturities of three months or less.

Revenue Recognition Policy - The Company will recognize revenue from services once all of the following criteria for revenue recognition have been met: pervasive evidence that an agreement exists; the services have been rendered; the fee is fixed and determinable and not subject to refund or adjustment; and collection of the amount due is reasonably assured.

Research and Development - Research and development costs will be expensed as incurred. The costs of materials and equipment that will be acquired or constructed for research and development activities, and have alternative future uses, both in research and development, marketing or sales, will be classified as property and equipment and depreciated over their estimated useful lives. To date, no research and development costs have been incurred.

Income Taxes - The Company accounts for its income taxes in accordance with FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

Fair Value of Financial Instruments - FASB ASC 825, “Disclosure About Fair Value of Financial Instruments,” requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments.  As of May 31, 2010 the carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to the short-term nature of such financial instruments.

Earnings (Loss) per Share - Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities.  Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stock during the applicable period.  Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period.  Common stock equivalent shares are excluded from the computation if their effect is antidilutive.  For the period ended May 31, 2010, the Company had no common stock equivalent shares which were considered antidilutive and excluded from the earnings (loss) per share calculations.

Concentration of Credit Risk for Cash Held at Banks - The company maintains cash balances at an institution that is insured by the Federal Deposit Insurance Corporation up to $250,000.

Concentration of Risk - The Company’s operations and future are dependent in a large part on its ability to develop its business model in a competitive market.  The Company’s inability to meet its business plan and target customer demand may have a material adverse effect on its financial condition.

New Accounting Pronouncements - In May 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-19 (ASU 2010-19), Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-18 (ASU 2010-18), Receivables (Topic 310): Effect of a Loan Modification When the Loan is Part of a Pool That Is Accounted for as a Single Asset-a consensus of the FASB Emerging Task Force.  The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010.  The amendments are to be applied prospectively. Early application is permitted.  The Company does not expect the provisions of ASU 2010-18 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-17 (ASU 2010-17), Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition.  The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted.  If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption.  The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-16 (ASU 2010-16), Entertainment-Casinos (Topic 924): Accruals for Casino Jackpot Liabilities-a consensus of the FASB Emerging Issues Task.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2010.  The amendments should be applied by recording a cumulative-effect adjustment to opening retained earnings in the period of adoption.  The Company does not expect the provisions of ASU 2010-16 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-15 (ASU 2010-15), Financial Services-Insurance (Topic 944): How Investments held through Separate Accounts Affect an Insurer’s Consolidation Analysis of Those Investments-a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2010.  Early adoption is permitted.  The amendments in this Update should be applied retrospectively to all prior periods upon the date of adoption.  The Company does not expect the provisions of ASU 2010-15 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-14 (ASU 2010-14), Accounting for Extractive Activities – Oil & Gas - Amendments to Paragraph 932-10-S99-1 (SEC Update).  The Amendments are designed to modernize and update the oil and gas disclosure requirements to align them with current practices and changes in technology. The Company does not expect the provisions of ASU 2010-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-13 (ASU 2010-13), Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-12 (ASU 2010-12), Income Taxes (Topic 740): Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts.  After consultation with the FASB, the SEC stated that it “would not object to a registrant incorporating the effects of the Health Care and Education Reconciliation Act of 2010 when accounting for the Patient Protection and Affordable Care Act”. The Company does not expect the provisions of ASU 2010-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-09 (ASU 2010-09), Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements.  This amendment addresses both the interaction of the requirements of this Topic with the SEC’s reporting requirements and the intended breadth of the reissuance disclosure provision related to subsequent events (paragraph 855-10-50-4).  All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.  The Company does not expect the provisions of ASU 2010-09 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, Improving Disclosures about Fair Value Measurements, which requires entities to disclose separately the amount and reasons behind significant transfers in and out of Levels 1 and 2, disclose the fair value measurements for each class of assets and liabilities and disclose the inputs and valuation techniques used to measure both recurring and nonrecurring activities under Levels 2 and 3.  The new disclosure requirements are effective for interim and annual reporting periods beginning after December 15, 2009.  The ASU also requires that reconciliations for fair value measurements using significant unobservable inputs (Level 3) should separately present significant information on a gross basis. This Level 3 disclosure requirement is effective for fiscal years beginning after December 14, 2010.  The adoption of the provisions of ASU 2010-06 is not expected to have a material impact on the Company’s financial statements.

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements.  This update changed the accounting model for revenue arrangements that include both tangible products and software elements.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted.  The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements.  This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances under existing US GAAP.  This amendment has eliminated that residual method of allocation.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

4.           DEFERRED OFFERING COSTS

Deferred offering costs consisting of legal, accounting and filing fees relating to an offering have been capitalized. The deferred offering costs will be offset against offering proceeds in the event the offering is successful. In the event the offering is unsuccessful or is abandoned, the deferred offering costs will be expensed.

As of May 31, 2010, the Company had $63,000 in deferred offering costs.

5.           NOTE PAYABLE - RELATED PARTY.  On February 1, 2010, the Company executed an unsecured promissory note for $5,000 with Horizon Ridge Capital, Inc., a Company stockholder.  The loan bears 5% interest and is due on February 1, 2011.  As of May 31, 2010, the balance of the note, together with accrued interest, totaled $5,082.

6.           LOAN PAYABLE.  On February 9, 2010, the Company borrowed $40,000 from Toti Mabanta a non-related party, without documentation.  The loan bears 0% interest and is due on demand.  As of May 31, 2010, the balance of the loan was paid in full.

7.           INCOME TAX

At May 31, 2010, the Company had a federal operating loss carry forward of $1,588, which begins to expire in 2030.

Significant components of the Company’s deferred tax liabilities and assets as of May 31, 2010 are as follows:

2010
Deferred tax asset:
Net operating loss	$1,588
Income tax rate	35%
556
Less valuation allowance	(556)
Deferred tax asset	$-

Through May 31, 2010, a valuation allowance has been recorded to offset the deferred tax assets, including those related to the net operating losses.

8.              STOCKHOLDERS’ EQUITY

In February 2010, the Company sold 20,000,000 shares of its $0.001 par value common stock to its founders at $0.0001 per share.  The gross proceeds from the sale were $2,000.  As of May 31, 2010, those shares had not been issued.

In May 2010, the Company sold 5,000,000 shares of its $0.001 par value common stock to various accredited investors in a private placement at $0.01 per share. The gross proceeds from the sale were $50,000.

In May 2010, the Company sold an additional 4,000,000 shares of its $0.001 par value common stock to various accredited investors in a private placement at $0.01 per share. The gross proceeds from the sale were $40,000.  As of May 31, 2010, those shares had not been issued.

The Company anticipates using the proceeds from the sale of its common stock to cover offering expenses and for general working capital purposes.

As of May 31, 2010, the Company had stock payable of $42,000 for a total of 24,000,000 shares of common stock.

9.             AGREEMENTS

On January 21, 2010, the Company entered into a representation agreement with a management company to become a publicly traded company on the OTCBB exchange.  During the period ended May 31, 2010, the Company paid $60,000 of the $80,000 total service agreement.  The remaining $20,000 is due prior to the filing of the 15C-211 with FINRA.  The representation agreement may be terminated prior to the completion of the engagement with no additional monies due.

10.           COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is subject to proceedings, lawsuits and other claims.  Such matters can be subject to many uncertainties, and outcomes are not predictable with assurance.  The Company is not aware of the existence of any such matters at May 31, 2010, and has not provided for any such contingencies, accordingly.

11.           RELATED PARTY TRANSACTIONS

As of May 31, 2010, the Company had accounts receivable due from John Morgando, CEO, in the amount of $898 for an advance of various startup expenditures.

As of May 31, 2010, the Company owed a total of $5,082, including principle and interest, to Horizon Ridge Capital, Inc., a Company stockholder, in the form of an unsecured note payable.  The loan bears 5% interest and is due on February 1, 2011.

12.           SUBSEQUENT EVENTS

In June 2010, the Company issued 24,000,000 shares of common stock for cash of $42,000 received in April and May 2010 and recorded it as a reduction to stock payable.

In June 2010, the Company paid the outstanding $5,000 related party note payable in full.

Helpeo, Inc.
(A Development Stage Company)
Balance Sheets

	September 30, 2010	May 31, 2010
ASSETS	(Unaudited)	(Audited)

Current assets
Cash	$2,719	$32,527
Receivable - related party	460	898
Deferred offering costs	-	63,000
Prepaid expenses	69	69
Total current assets	3,248	96,494

Total assets	$3,248	$96,494

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued liabilities	$3,641	$1,082
Notes payable - related party	-	5,000
Total current liabilities	3,641	6,082

Total liabilities	3,641	6,082

Stockholders' equity (deficit)
Common stock; $0.001 par value; 100,000,000
shares authorized, 5,000,000 and 29,000,000
shares issued and outstanding at 05/31/10
and 09/30/10, respectively	29,000	5,000
Additional paid-in capital	63,000	45,000
Stock payable	-	42,000
Accumulated deficit during the development stage	(92,393)	(1,588)
Total stockholders' equity (deficit)	(393)	90,412

Total liabilities and stockholders' equity (deficit)	$3,248	$96,494

The accompanying notes are an integral part of these financial statements.

Helpeo, Inc.
(A Development Stage Company)
Statements of Operations

		For the Period From
	For the Three Months Ended	Inception (January 19, 2010) to
	September 30, 2010	September 30, 2010
	(Unaudited)	(Unaudited)
Expenses
General and administrative	$90,784	$92,290
Total expenses	90,784	92,290
Loss from operations	(90,784)	(92,290)

Interest expense	(21)	(103)

Net loss	$(90,805)	$(92,393)

Net loss per common share - basic	$(0.00)	$(0.01)

Weighted average common
shares outstanding - basic	29,000,000	12,322,835

The accompanying notes are an integral part of these financial statements.

Helpeo, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)

							Total
	Common Stock		Additional	Stock Payable		Accumulated	Stockholders'
	Shares	Amount	Paid-in Capital	Shares	Amount	Deficit	Equity (Deficit)
Balance, Inception	-	$-	$-	-	$-	$-	$-
(January 19, 2010)

Issuance of stock	-	-	-	20,000,000	2,000	-	2,000
to founders for cash
$0.0001 per share

Issuance of stock	5,000,000	5,000	45,000	-	-	-	50,000
pursuant to private placement
$0.01 per share

Issuance of stock	-	-	-	4,000,000	40,000	-	40,000
pursuant to private placement
$0.01 per share

Net loss	-	-	-	-	-	(1,588)	(1,588)

Balance, May 31, 2010	5,000,000	5,000	45,000	24,000,000	42,000	(1,588)	90,412

Stock payable issued	24,000,000	24,000	18,000	(24,000,000)	(42,000)	-	-

Net loss	-	-	-	-	-	(90,805)	(90,805)

Balance, September 30, 2010
(Unaudited)	29,000,000	$29,000	$63,000	-	$-	$(92,393)	$(393)

The accompanying notes are an integral part of these financial statements.

Helpeo, Inc.
(A Development Stage Company)
Statements of Cash Flows

For the Period From
Inception (January 19, 2010) to
September 30, 2010
(Unaudited)
Cash flows from operating activities:
Net loss	$(92,393)
Changes in operating assets and liabilities:
Deferred offering costs	-
Prepaid expenses	(69)
Receivable - related party	(460)
Accounts payable and accrued liabilities	3,641
Net cash used by operating activities	(89,281)

Cash flows from financing activities:
Proceeds from notes payable - related party	5,000
Proceeds from notes payable	40,000
Principal payments on notes payable - related party	(5,000)
Principal payments on notes payable	(40,000)
Proceeds from sale of common stock	92,000
Net cash provided by financing activities	92,000

Net change in cash	2,719

Cash, beginning of period	-

Cash, end of period	$2,719

The accompanying notes are an integral part of these financial statements.

Helpeo, Inc.
(A Development Stage Company)
Notes to Financial Statements

1.           DESCRIPTION OF BUSINESS

Helpeo, Inc. (the “Company”) was incorporated in the state of Nevada on January 19, 2010 for the purpose of developing a suite of mobile productivity solutions. Helpeo’s first offering will be a unique tool for managing a user’s personal and business contact information.

The traditional business card is an important part of personal and business relationships and the Company is developing a better way to capture, save, sort, search and share the valuable information stored on the printed business card.

2.           GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a net loss of $92,393 from inception (January 19, 2010) to September 30, 2010.

These conditions give rise to substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock as may be required and ultimately to attain profitability.

Management’s plan, in this regard, is to raise financing of approximately $1,000,000 through a combination of equity and debt financing. Management believes this amount will be sufficient to finance the continuing development for the next twelve months. However, there is no assurance that the Company will be successful in raising such financing.

3.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company - The Company’s financial statements are presented as a company in the development stage of business.  Activities during the development stage primarily include implementation of the business plan and obtaining debt and/or equity related financing. The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents - Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper that are readily convertible into cash and purchased with original maturities of three months or less.

Revenue Recognition Policy - The Company will recognize revenue from services once all of the following criteria for revenue recognition have been met: pervasive evidence that an agreement exists; the services have been rendered; the fee is fixed and determinable and not subject to refund or adjustment; and collection of the amount due is reasonably assured.

Helpeo, Inc.
(A Development Stage Company)
Notes to Financial Statements

3.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

Research and Development - Research and development costs will be expensed as incurred. The costs of materials and equipment that will be acquired or constructed for research and development activities, and have alternative future uses, both in research and development, marketing or sales, will be classified as property and equipment and depreciated over their estimated useful lives. To date, no research and development costs have been incurred.

Income Taxes - The Company accounts for its income taxes in accordance with FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

Fair Value of Financial Instruments - FASB ASC 825, “Disclosure About Fair Value of Financial Instruments,” requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments.  As of September 30, 2010 the carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to the short-term nature of such financial instruments.

Earnings (Loss) per Share - Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities.  Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stock during the applicable period.  Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period.  Common stock equivalent shares are excluded from the computation if their effect is antidilutive.  For the period ended September 30, 2010, the Company had no common stock equivalent shares which were considered antidilutive and excluded from the earnings (loss) per share calculations.

Concentration of Credit Risk for Cash Held at Banks - The Company maintains cash balances at an institution that is insured by the Federal Deposit Insurance Corporation up to $250,000.

Concentration of Risk - The Company’s operations and future are dependent in a large part on its ability to develop its business model in a competitive market.  The Company’s inability to meet its business plan and target customer demand may have a material adverse effect on its financial condition, results of operations and cash flows.

New Accounting Pronouncements - In May 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-19 (ASU 2010-19), Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

Helpeo, Inc.
(A Development Stage Company)
Notes to Financial Statements

3.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)
      New Accounting Pronouncements – (continued)

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-17 (ASU 2010-17), Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition.  The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted.  If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption.  The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-13 (ASU 2010-13), Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-09 (ASU 2010-09), Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements.  This amendment addresses both the interaction of the requirements of this Topic with the SEC’s reporting requirements and the intended breadth of the reissuance disclosure provision related to subsequent events (paragraph 855-10-50-4).  All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.  The Company does not expect the provisions of ASU 2010-09 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, Improving Disclosures about Fair Value Measurements, which requires entities to disclose separately the amount and reasons behind significant transfers in and out of Levels 1 and 2, disclose the fair value measurements for each class of assets and liabilities and disclose the inputs and valuation techniques used to measure both recurring and nonrecurring activities under Levels 2 and 3.  The new disclosure requirements are effective for interim and annual reporting periods beginning after December 15, 2009.  The ASU also requires that reconciliations for fair value measurements using significant unobservable inputs (Level 3) should separately present significant information on a gross basis. This Level 3 disclosure requirement is effective for fiscal years beginning after December 14, 2010.  The adoption of the provisions of ASU 2010-06 is not expected to have a material impact on the Company’s financial statements.

Helpeo, Inc.
(A Development Stage Company)
Notes to Financial Statements

3.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)
              New Accounting Pronouncements – (continued)

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements.  This update changed the accounting model for revenue arrangements that include both tangible products and software elements.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted.  The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements.  This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances under existing US GAAP.  This amendment has eliminated that residual method of allocation.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

4.           DEFERRED OFFERING COSTS

Deferred offering costs consisting of legal, accounting and filing fees relating to an offering have been capitalized.  As of September 30, 2010 and May 31, 2010 the Company had $63,000 and $-0- in deferred offering costs, respectively.

5.           NOTE PAYABLE - RELATED PARTY

On February 1, 2010, the Company executed an unsecured promissory note for $5,000 with a shareholder.  The loan bears 5% interest and is due on February 1, 2011.  As of June 22, 2010, the balance of the note was paid in full.

On February 9, 2010, the Company executed an unsecured promissory note for $40,000 with a shareholder.  The loan bears 0% interest and is due on demand.  As of May 31, 2010, the balance of the note was paid in full.

6.           STOCKHOLDERS’ EQUITY

In February 2010, the Company sold 20,000,000 shares of its $0.001 par value common stock to its founders at $0.0001 per share.  The gross proceeds from the sale were $2,000.

In May 2010, the Company sold 5,000,000 shares of its $0.001 par value common stock to various accredited investors in a private placement at $0.01 per share. The gross proceeds from the sale were $50,000.

In May 2010, the Company sold an additional 4,000,000 shares of its $0.001 par value common stock to various accredited investors in a private placement at $0.01 per share. The gross proceeds from the sale were $40,000.

The Company anticipates using the proceeds from the sale of its common stock to cover offering expenses and for general working capital purposes.

Helpeo, Inc.
(A Development Stage Company)
Notes to Financial Statements

7.           AGREEMENTS

On January 21, 2010, the Company entered into a representation agreement with a management company to become a publicly traded company on the OTCBB exchange.  As of September 30, 2010, the Company paid the $80,000 total service agreement in full.

8.           COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is subject to proceedings, lawsuits and other claims.  Such matters can be subject to many uncertainties, and outcomes are not predictable with assurance.

The Company is not aware of the existence of any such matters at September 30, 2010, and has not provided for any such contingencies, accordingly.

9.           RELATED PARTY TRANSACTIONS

As of September 30, 2010 and May 31, 2010, the Company had a receivable due from John Morgando, CEO, in the amount of $460 and $898 for an advance of various startup expenditures, respectively.  The unused portion of the advance was reimbursed back to the Company in November 2010.

As of September 30, 2010 and May 31, 2010, the Company owed a total of $5,000 and $-0-, respectively, including principle and accrued interest of $82, to a shareholder in the form of an unsecured note payable.  The loan bears 5% interest and is due on February 1, 2011.  The loan, together with accrued interest in the amount of $103, was paid in full in June 2010.

______

9,000,000 Shares

Common Stock

_______________

PROSPECTUS

December 3, 2010

_______________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$6.41
Accounting fees and expenses	10,000.00	*
Legal fees and expenses	10,000.00	*
Miscellaneous	5,000.00	*
TOTAL	$25,006.41	*

* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation and Bylaws, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director's or officer's fiduciary duty. The effect of these provisions of our Articles of Incorporation and Bylaws, is to eliminate our rights and our stockholders (through stockholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation and Bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

As of December 3, 2010, the registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

In February 2010, the Company sold 20,000,000 shares of our $0.001 par value common stock to our founders at $0.0001 per share. The gross proceeds from the sale were $2,000. As of May 31, 2010, those shares had not been issued.

In May 2010, the Company sold 5,000,000 shares of our $0.001 par value common stock to various accredited investors in a private placement at $0.01 per share. The gross proceeds from the sale were $50,000.

In May 2010, the Company sold an additional 4,000,000 shares of our $0.001 par value common stock to various accredited investors in a private placement at $0.01 per share. The gross proceeds from the sale were $40,000. As of May 31, 2010, those shares had not been issued.

* All of the above offerings and sales were deemed to be exempt under either Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, friends or business associates of executive officers of Helpeo, and transfer was restricted by Helpeo in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. The individuals and entities to whom we issued securities as indicated in this section are unaffiliated with us.

ITEM 16. EXHIBITS.

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean HELPEO, INC., a Nevada corporation.

Exhibit No.	Description

3.1	Articles of Incorporation and amendments thereto. *

3.2	Bylaws. *

3.3	Charter *

5.1	Opinion of Scott D. Olson

10.1	Promissory note dated February 1, 2010 between the Company and Horizon Ridge Capital, Inc.*

23.1	Consent of De Joya Griffith & Company LLC

23.2	Consent of Scott D. Olson as in Exhibit 5.1

* Filed previously

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on December 3, 2010.

HELPEO, INC.

Date: December 3, 2010
	By:	/s/ J. Chris Morgando
J. Chris Morgando
Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Wendell Brown	Director	December 3, 2010
Wendell Brown

/s/ Dustin M. Lewis	Director	December 3, 2010
Dustin M. Lewis

/s/ J. Chris Morgando	Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director	December 3, 2010
J. Chris Morgando